Exhibit 23.8

CONSENT OF QUALIFIED PERSON

L3 Process Development hereby consent to the public filing of Sections 10.2, 10.2.1 to 10.2.3, 14.1.2, 14.1.4, 14.2.2, 14.2.4, 14.3.2, 14.3.4, 14.4.2, 14.4.4, 22.4, 22.6, 23.1.2, and 23.1.5 (the "Covered Sections") of the Technical Report Summary titled "Technical Report Summary, Elk Creek Project, Nebraska" with an Effective Date of June 30, 2022 (the "Technical Report Summary") as an exhibit to the Annual Report on Form 10-K for the fiscal year ended June 30, 2022 (the "Form 10-K") of NioCorp Developments Ltd. (the "Company").

L3 Process Development also consents to the incorporation by reference of the Covered Sections in the Company's Registration Statement on Form S-8 (Registration No. 333-222313) and Registration Statements on Form S-3 (Registration Nos. 333-254511, 333-257195 and 333-260673) (collectively, the "Registration Statements").

L3 Process Development also consents to the use of and references to our name, including our status as an expert or "qualified person" (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Form 10-K, the Registration Statements and the Technical Report Summary.

L3 Process Development also consent to any extracts from or a summary of the Covered Sections in the Form 10-K and incorporated by reference in the Registration Statements (the "Disclosure").

L3 Process Development certify that we have read the Disclosure being filed by the Company and that it fairly and accurately represents the information in the Covered Sections.

Signed and dated this 6th day of September 2022 at Salt Lake City

/s/ Eric Larochelle

Eric Larochelle Ing.

Co-Owner – CEO

L3 Process Development